Exhibit 10.28

FIRST AMENDMENT TO THE

EMPLOYMENT AGREEMENT

BETWEEN HERCULES INCORPORATED AND

ISRAEL J. FLOYD

In consideration of the continued employment of the Executive with the Company, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Employment Agreement between Hercules Incorporated (the “Company”) and Israel J. Floyd (the “Executive”), dated August 24, 2000 (the “Agreement”), is hereby amended as follows:

1.                                       Section 5(a)(1)(C) of the Agreement is amended in its entirety to read as follows:

“(C) an amount determined under this subparagraph (C) payable under SERP (as defined below) and computed as follows:

The Executive shall be entitled to be paid a retirement pension under the Company’s tax-qualified defined benefit retirement plan (the “Retirement Plan”), any excess or supplemental retirement plan in which the Executive participates (collectively, the “SERP”), and any Enhanced Pension Benefits (as defined in Section (3)(b)(3)) that the Executive is entitled to receive (collectively, the “Retirement Programs”), in an amount equal to the greater of:

(i) an amount computed in accordance with the terms of the Retirement Programs in effect immediately prior to a Change of Control of the Company and as if those terms were in effect on the Date of Termination, or

(ii) an amount computed in accordance with the terms of the Retirement Programs in effect on the Date of Termination; in the case of either clause (i) or (ii), less

(iii) the amount of retirement pension actually to be paid to the Executive under the Retirement Programs in the absence of this subparagraph (C).

In computing the amounts of the Executive’s retirement pension under clauses (i) and (ii) above, (I) the Company shall use the Executive’s “Average Monthly Earnings” determined under the SERP as of the Date of Termination, except that for purposes of calculating “Average Monthly Earnings”, the Company shall during the three years of Company service which are to be added to the Executive’s actual Company service under clause (III) below, use Annual Base Salary and the Highest Annual Bonus for each of such three years; (II) if the Executive is not yet vested in the Executive’s benefit under the Retirement Plan (even with the addition of three years of age and three years of Company Service Credit as provided in clause (III) below), for purposes of this provision, the Executive shall become vested as of the Executive’s Date of Termination, and (III) three years shall be added to the Executive’s actual age and three years shall be added to the Executive’s actual Company service credit under the Retirement Programs as of the Executive’s Date of Termination so that the Executive’s retirement pension under clauses (i) and (ii) above will be the amount it would have been if the Executive had been three years older than the Executive actually was, and the Executive had three years more Company service credit than the Executive actually had, on the Date of Termination.

The benefits under this subparagraph (C) shall be calculated under such one of the following options as would produce the highest lump sum payment:

(I) using the same factors (interest rate and mortality) as lump sum payments are made under the Retirement Plan (or Pension Plan of Hercules Incorporated) as in effect immediately prior to a Change of Control of the Company; or

(II) using the same factors (interest rate and mortality) as lump sum payments are made under the Retirement Plan (or Pension Plan of Hercules Incorporated) as in effect on the Date of Termination.

In the event the Executive does not otherwise meet the requirements of the SERP for an immediate lump sum payout from the SERP because of the Executive’s age or service with the Company, the Executive shall nevertheless be entitled to receive the lump sum payment under this subparagraph (C) as provided above.

The Executive may, at the Executive’s option, irrevocably choose to have the benefits paid under the terms of the SERP, rather than as a lump sum payment.

2.                                       Notwithstanding this First Amendment, the remaining provisions of the Agreement shall remain in full force and effect.

3.                                       The provisions of this First Amendment shall be effective as of October 26, 2001.

HERCULES INCORPORATED

By:

Date:

EXECUTIVE

Date:

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